Exhibit 23.2

FAX (303) 623-4258
621 SEVENTEENTH STREET     SUITE 1550     DENVER, COLORADO 80293      TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the reference of our appraisal reports relating to the proved gas and oil reserves of QEP Energy Company in the Annual Report on Form 10-K of QEP Resources, Inc. as of the years ended December 31, 2013, 2014, 2015, 2016 and 2017 incorporated herein by reference into Registration Statement Nos. 333-202686 on Form S-3, 333-167726 and 333-167727 on Form S-8.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado
February 28, 2018